Exhibit 99.1

ANGI REPORTS Q2 2020 – Q2 REVENUE OF $375 MILLION

DENVER— August 10, 2020—ANGI Homeservices (NASDAQ: ANGI) released its second quarter results today. A letter to IAC shareholders from IAC CEO Joey Levin, which includes monthly metrics for ANGI Homeservices through July 2020, was posted on the Investor Relations section of IAC’s website at www.iac.com/Investors.

ANGI HOMESERVICES SUMMARY RESULTS

($ in millions except per share amounts)

	Q2 2020	Q2 2019	Growth
Revenue	$375.1	$343.9	9%
Operating income	17.6	11.4	55%
Net earnings	12.7	7.0	82%
GAAP Diluted EPS	0.02	0.01	85%
Adjusted EBITDA	57.9	51.4	13%

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

Q2 2020 HIGHLIGHTS

•	Revenue increased 9% driven by:

o	12% Marketplace growth

o	2% Advertising & Other growth due primarily to Angie’s List

•	Marketplace Monetized Transactions increased 2% year-over-year to 4.5 million and totaled 16.2 million over the trailing twelve months. Marketplace Revenue per Monetized Transaction increased 10% year-over-year.

•	Marketplace Transacting Service Professionals increased 3% year-over-year to 194,000 and Marketplace Revenue per Transacting Service Professional increased 9% year-over-year.

•	Angie’s List Advertising Service Professionals increased 4% to 37,000.

•	Operating income increased 55% to $17.6 million and Adjusted EBITDA increased 13% to $57.9 million.

•	ANGI Homeservices now offers fixed price services in over 200 service categories.

•	For the six months ended June 30, 2020, net cash provided by operations was $127.8 million and Free Cash Flow was $103.1 million.

Revenue

	Q2 2020	Q2 2019	Growth
($ in millions; rounding differences may occur)
Marketplace (a)	$293.2	$261.3	12%
Advertising & Other (b)	64.2	63.1	2%
Total North America	$357.4	$324.4	10%
Europe	17.6	19.5	-10%
Total ANGI Homeservices revenue	$375.1	$343.9	9%

(a) Reflects the HomeAdvisor, Handy and Fixd Repair domestic marketplaces, including consumer connection revenue for consumer matches, revenue from jobs sourced through the HomeAdvisor, Handy and Fixd Repair platforms and membership subscription revenue from service professionals. It excludes revenue from Angie’s List, mHelpDesk and HomeStars. Fixd Repair was moved to Marketplace from Advertising & Other effective January 1, 2020 and prior year amounts have been reclassified to conform to the current year presentation.

(b) Includes Angie’s List revenue (revenue from service professionals under contract for advertising and membership subscription fees from consumers) as well as revenue from mHelpDesk and HomeStars.

Operating income (loss) and Adjusted EBITDA

	Q2 2020	Q2 2019	Growth
($ in millions; rounding differences may occur)
Operating income (loss):
North America	$16.2	$12.5	30%
Europe	1.5	(1.1)	nm
Total	$17.6	$11.4	55%
Adjusted EBITDA:
North America	$55.0	$51.6	7%
Europe	2.9	(0.2)	nm
Total	$57.9	$51.4	13%

•	Operating income increased 55% to $17.6 million and reflects:

o	13% higher Adjusted EBITDA reflecting lower Sales & Marketing expense as a percentage of revenue, partially offset by the investment in fixed price product expansion at HomeAdvisor

o	$2.8 million lower stock-based compensation expense

o	$3.8 million higher depreciation expense

Income Taxes

The Company recorded an income tax provision of $3.0 million in Q2 2020 for an effective tax rate of 19% which is lower than the statutory rate primarily due to benefitting (previously unbenefited) foreign net operating loss carryforwards. The Company recorded an income tax provision of $2.3 million in Q2 2019 for an effective tax rate of 24%.

Operating Metrics

	Q2 2020	Q2 2019	Growth
Marketplace Service Requests (in thousands) (a)(c)	9,381	7,964	18%
Marketplace Monetized Transactions (in thousands) (a)(d)	4,514	4,421	2%
Marketplace Revenue per Monetized Transaction (a)(e)	$65	$59	10%
Marketplace Transacting Service Professionals (in thousands) (a)(f)	194	188	3%
Marketplace Revenue per Transacting Service Professional (a)(g)	$1,509	$1,390	9%
Advertising Service Professionals (in thousands) (h)	37	36	4%

(c) Fully completed and submitted domestic customer service requests to HomeAdvisor and jobs sourced through the HomeAdvisor, Handy and Fixd Repair platforms.

(d) Fully completed and submitted domestic customer service requests to HomeAdvisor that were matched and paid for by a service professional and jobs sourced through the HomeAdvisor, Handy and Fixd Repair platforms in the period.

(e) Marketplace quarterly revenue divided by Marketplace Monetized Transactions.

(f)	The number of HomeAdvisor, Handy and Fixd Repair domestic service professionals that paid for consumer matches or performed a job sourced through the HomeAdvisor, Handy and Fixd Repair platforms in the quarter.

(g) Marketplace quarterly revenue divided by Marketplace Transacting Service Professionals.

(h) The number of Angie’s List service professionals under contract for advertising at the end of the period.

Please refer to the Q2 2020 IAC shareholder letter posted on the Investor Relations section of IAC’s website for further detail.

Free Cash Flow

For the six months ended June 30, 2020, Free Cash Flow increased $39.2 million to $103.1 million due primarily to lower capital expenditures, favorable working capital and higher Adjusted EBITDA.

	Six Months Ended June 30,
($ in millions; rounding differences may occur)	2020	2019
Net cash provided by operating activities	$127.8	$103.0
Capital expenditures	(24.7)	(39.1)
Free Cash Flow	$103.1	$63.9

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2020:

•	ANGI Homeservices had 495.7 million Class A and Class B common shares outstanding.

•	IAC’s economic interest in ANGI Homeservices was 85.1% and IAC’s voting interest in ANGI Homeservices was 98.3%.

•	ANGI Homeservices held $421.0 million in cash and cash equivalents and had $240.6 million of debt, including a current portion of $13.8 million.

ANGI Homeservices has 20.1 million shares remaining in its stock repurchase authorization. ANGI Homeservices may repurchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

ANGI Homeservices has a $250 million revolving credit facility, which had no borrowings as of June 30, 2020 and currently has no borrowings.

CONFERENCE CALL

ANGI Homeservices will audiocast a conference call to answer questions regarding its second quarter results on Tuesday, August 11, 2020, at 8:30 a.m. Eastern Time. This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of ANGI Homeservices’ business. The live audiocast will be open to the public at ir.angihomeservices.com or www.iac.com/Investors.

DILUTIVE SECURITIES

ANGI Homeservices has various dilutive securities. The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	8/7/20	Dilution at:
Share Price			$15.71	$16.00	$17.00	$18.00	$19.00

Absolute Shares as of 8/7/20	495.9		495.9	495.9	495.9	495.9	495.9

SARs	19.0	$3.46	5.9	5.9	6.0	6.1	6.2
Options	1.1	$12.24	0.1	0.1	0.1	0.1	0.1
RSUs and subsidiary denominated equity awards	11.1		2.9	2.9	2.9	2.9	2.9
IAC denominated equity awards	0.4		0.2	0.2	0.2	0.2	0.2
Total Dilution			9.1	9.2	9.3	9.3	9.4
% Dilution			1.8%	1.8%	1.8%	1.8%	1.9%
Total Diluted Shares Outstanding			505.0	505.1	505.2	505.2	505.3

The dilutive securities presentation is calculated using the method and assumptions described below, which are different from those used for GAAP dilution, which is calculated based on the treasury stock method.

The Company currently settles all equity awards on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon exercise or vesting, and in the case of options, assuming no proceeds are received by the Company. Any required withholding taxes are paid in cash by the Company on behalf of the employees assuming a withholding tax rate of 50%. In addition, the estimated income tax benefit from the tax deduction received upon the exercise or vesting of these awards is assumed to be used to repurchase ANGI Homeservices shares. Withholding taxes paid by the Company on behalf of the employees upon net settlement would be $201.2 million, assuming a stock price of $15.71 and a 50% withholding rate. The table above assumes no change in the fair value estimate of the non-publicly traded subsidiary denominated equity awards from the values used at June 30, 2020.

GAAP FINANCIAL STATEMENTS

ANGI HOMESERVICES CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$375,061	$343,896	$718,711	$647,339
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	41,042	10,722	74,271	20,733
Selling and marketing expense	189,984	196,167	379,943	371,469
General and administrative expense	85,451	88,013	180,007	172,442
Product development expense	15,407	15,082	32,491	30,886
Depreciation	12,555	8,796	24,693	15,795
Amortization of intangibles	12,978	13,713	25,958	28,252
Total operating costs and expenses	357,417	332,493	717,363	639,577

Operating income	17,644	11,403	1,348	7,762

Interest expense	(1,620)	(2,963)	(3,894)	(5,957)
Other income, net	212	1,047	633	3,318
Earnings (loss) before income taxes	16,236	9,487	(1,913)	5,123
Income tax (provision) benefit	(3,025)	(2,253)	5,940	11,962
Net earnings	13,211	7,234	4,027	17,085
Net earnings attributable to noncontrolling interests	(544)	(266)	(318)	(148)
Net earnings attributable to ANGI Homeservices Inc. shareholders	$12,667	$6,968	$3,709	$16,937

Earnings per share attributable to ANGI Homeservices Inc. shareholders:
Basic earnings per share	$0.03	$0.01	$0.01	$0.03
Diluted earnings per share	$0.02	$0.01	$0.01	$0.03

Stock-based compensation expense by function:
Selling and marketing expense	$720	$1,046	1,723	2,005
General and administrative expense	13,131	14,642	36,111	30,749
Product development expense	908	1,832	2,500	4,048
Total stock-based compensation expense	$14,759	$17,520	$40,334	$36,802

ANGI HOMESERVICES CONSOLIDATED BALANCE SHEET

($ in thousands)

	June 30,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$420,985	$390,565
Accounts receivable, net of allowance and reserves	49,760	41,669
Other current assets	63,598	67,759
Total current assets	534,343	499,993

Capitalized software, leasehold improvements and equipment, net	104,261	103,361
Goodwill	882,406	883,960
Intangible assets, net	225,401	251,725
Other non-current assets	178,980	182,572
TOTAL ASSETS	$1,925,391	$1,921,611

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Current portion of long-term debt	$13,750	$13,750
Accounts payable	44,600	25,987
Deferred revenue	58,091	58,220
Accrued expenses and other current liabilities	138,822	116,997
Total current liabilities	255,263	214,954

Long-term debt, net	225,336	231,946
Deferred income taxes	1,891	3,441
Other long-term liabilities	115,882	121,055

Redeemable noncontrolling interests	25,093	26,663

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Class A common stock	89	87
Class B convertible common stock	422	422
Class C common stock	-	-
Additional paid-in capital	1,387,618	1,357,075
Retained earnings	19,741	16,032
Accumulated other comprehensive loss	(2,740)	(1,379)
Treasury stock	(112,808)	(57,949)
Total ANGI Homeservices Inc. shareholders' equity	1,292,322	1,314,288
Noncontrolling interests	9,604	9,264
Total shareholders' equity	1,301,926	1,323,552
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,925,391	$1,921,611

ANGI HOMESERVICES CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net earnings	$4,027	$17,085
Adjustments to reconcile net earnings to net cash provided by operating activities:
Stock-based compensation expense	40,334	36,802
Amortization of intangibles	25,958	28,252
Bad debt expense	39,338	32,143
Depreciation	24,693	15,795
Deferred income taxes	(6,290)	(12,407)
Other adjustments, net	5,524	3,446
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(48,222)	(61,889)
Other assets	7,132	10,556
Accounts payable and other liabilities	35,930	29,588
Income taxes payable and receivable	(502)	269
Deferred revenue	(125)	3,384
Net cash provided by operating activities	127,797	103,024
Cash flows from investing activities:
Acquisitions, net of cash acquired	-	(20,341)
Capital expenditures	(24,665)	(39,113)
Proceeds from maturities of marketable debt securities	-	25,000
Net proceeds from the sale of a business	731	23,599
Other, net	-	(103)
Net cash used in investing activities	(23,934)	(10,958)
Cash flows from financing activities:
Principal payments on term loan	(6,875)	(6,875)
Principal payments on related party debt	-	(1,008)
Purchase of treasury stock	(54,400)	-
Proceeds from the exercise of stock options	-	573
Withholding taxes paid on behalf of employees on net settled stock-based awards	(11,494)	(26,245)
Distribution from (to) IAC pursuant to the tax sharing agreement	3,071	(11,355)
Purchase of noncontrolling interests	(3,165)	-
Other, net	-	(3,732)
Net cash used in financing activities	(72,863)	(48,642)
Total cash provided	31,000	43,424
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(702)	157
Net increase in cash and cash equivalents and restricted cash	30,298	43,581
Cash and cash equivalents and restricted cash at beginning of period	391,478	338,821
Cash and cash equivalents and restricted cash at end of period	$421,776	$382,402

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

RECONCILIATION OF OPERATING (LOSS) INCOME TO ADJUSTED EBITDA

	For the three months ended June 30, 2020
	Operating income	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$16.2	$14.5	$11.5	$12.9	$55.0
Europe	1.5	0.3	1.1	0.1	2.9
Total	$17.6	$14.8	$12.6	$13.0	$57.9

	For the three months ended June 30, 2019
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$12.5	$17.4	$8.2	$13.5	$51.6
Europe	(1.1)	0.1	0.6	0.2	(0.2)
Total	$11.4	$17.5	$8.8	$13.7	$51.4

	For the six months ended June 30, 2020
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$8.1	$39.8	$22.8	$25.8	$96.4
Europe	(6.7)	0.5	1.9	0.2	(4.1)
Total	$1.3	$40.3	$24.7	$26.0	$92.3

	For the six months ended June 30, 2019
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$13.2	$36.5	$14.4	$27.2	$91.3
Europe	(5.5)	0.3	1.4	1.1	(2.7)
Total	$7.8	$36.8	$15.8	$28.3	$88.6

ANGI HOMESERVICES PRINCIPLES OF FINANCIAL REPORTING

ANGI Homeservices reports Adjusted EBITDA and Free Cash Flow, both of which are supplemental measures to GAAP. These are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, however, should not be considered a substitute for or superior to GAAP results. ANGI Homeservices endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of certain expenses.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. For example, it does not take into account mandatory debt service requirements. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded From Adjusted EBITDA

Stock-based compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of SARs, RSUs, stock options and performance-based RSUs. These expenses are not paid in cash and we view the economic cost of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding for GAAP earnings per share using the treasury stock method. Performance-based RSUs are included only to the extent the applicable performance condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, the Company remits the required tax-withholding amounts from its current funds.

Please see page 5 for a summary of our dilutive securities as of August 7, 2020 and a description of the calculation methodology.

Depreciation is a non-cash expense relating to our capitalized software, leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as service professional relationships, technology, memberships, customer lists and user base and trade names, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on Tuesday, August 11, 2020, may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the Company’s future financial performance, business prospects and strategy, anticipated trends and prospects in the home services industry and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: the impact of the COVID-19 outbreak on our businesses, our ability to compete, the failure or delay of the home services market to migrate online, adverse economic events or trends (particularly those that adversely impact consumer confidence and spending behavior), our ability to establish and maintain relationships with quality service professionals, our ability to build, maintain and/or enhance our various brands, our ability to market our various products and services in a successful and cost-effective manner, the continued display of links to websites offering our products and services in a prominent manner in search results, our continued ability to communicate with consumers and service professionals via e-mail (or other sufficient means), our ability to access, share and use personal data about consumers, our ability to develop and monetize versions of our products and services for mobile and other digital devices, any challenge to the contractor classification or employment status of our Handy service professionals, our ability to protect our systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, the integrity, efficiency and scalability of our technology systems and infrastructures (and those of third parties with whom we do business), operational and financial risks relating to acquisitions and our continued ability to identify suitable acquisition candidates, our ability to operate (and expand into) international markets successfully, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, changes in key personnel, various risks related to our relationship with IAC and various risks related to our outstanding indebtedness. Certain of these and other risks and uncertainties are discussed in ANGI Homeservices’ filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect ANGI Homeservices’ business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of ANGI Homeservices’ management as of the date of this press release. ANGI Homeservices does not undertake to update these forward-looking statements.

About ANGI Homeservices Inc.

ANGI Homeservices Inc. (NASDAQ: ANGI) turns home improvement jobs imagined into jobs well-done. People throughout North America and Europe rely on us to book quality home service pros across 500 different categories, from repairing and remodeling to cleaning and landscaping. Over 230,000 domestic service professionals actively seek consumers matches, complete jobs or advertise through ANGI Homeservices’ platforms and consumers turn to at least one of our brands to find a pro for more than 25 million projects each year. We’ve established category-transforming products through brands such as HomeAdvisor®, Angie’s List®, Handy and Fixd Repair – as well as international brands such as HomeStars, MyHammer, MyBuilder, Instapro, Travaux and Werkspot. Our marketplaces have enabled more than 150 million consumer-to-pro connections, meaningfully redefining how easily and effectively home pros are discovered and hired.  The Company is headquartered in Denver, Colorado. Learn more at www.angihomeservices.com.

Contact Us

IAC/ANGI Homeservices Investor Relations

Mark Schneider

(212) 314-7400

ANGI Homeservices Corporate Communications

Mallory Micetich

(303) 963-8352

IAC Corporate Communications

Valerie Combs

(212) 314-7361

ANGI HOMESERVICES

3601 Walnut Street, Denver, CO 80205 (303) 963-7200 http://www.angihomeservices.com